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                                                                   Exhibit 23(g)


                        CONSENT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS
THE BNR GROUP OF COMPANIES:


We consent to the incorporation by reference in the Registration Statement for the registration of 9,200,000 common shares on Form S-3 of United Rentals, Inc. of our report dated February 3, 1998, with respect to the combined financial statements of BNR Group of Companies as of March 31, 1997 and 1996 and for the years ended March 31, 1997 and 1996 which report appears in the Form 8-K/A of United Rentals, Inc. dated February 4, 1998. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


KPMG LLP
Waterloo, Canada
February 1, 1999